UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 28, 2020

MATCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8750 North Central Expressway, Suite 1400
Dallas, TX 75231
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.001	MTCH	The Nasdaq Stock Market LLC
(Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Leadership Changes
On January 28, 2020, Amanda Ginsberg, Chief Executive Officer of Match Group, Inc. (the “Company”), resigned from her roles as Chief Executive Officer and member of the Board of Directors of the Company, effective March 1, 2020. Ms. Ginsberg’s decision to resign was not the result of any disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
On January 28, 2020, the Company’s Board of Directors appointed Sharmistha Dubey, the Company’s President, to succeed Ms. Ginsberg as the Company’s Chief Executive Officer, effective March 1, 2020. Ms. Dubey, age 49, has served as President of the Company since January 2018. Prior to that time, she served as Chief Operating Officer of Tinder from February 2017 to January 2018 and as President of Match Group Americas, where she oversaw the product and business operations for North American dating brands, including the Match U.S. brand, PlentyOfFish, OkCupid and Match Affinity Brands, from December 2015 to January 2018. Prior to that, she served in multiple roles within the Company: Chief Product Officer of The Princeton Review and Tutor.com from July 2014 to December 2015; Executive Vice President of Tutor.com from April 2013 to July 2014; Chief Product Officer of Match.com from January 2013 through April 2013 and Senior Vice President, Match.com and Chemistry.com from September 2008 through December 2012.
On January 28, 2020, the Company’s Board of Directors appointed Gary Swidler, the Company’s Chief Financial Officer, to the additional role of Chief Operating Officer, effective March 1, 2020. Mr. Swidler, age 49, has served as Chief Financial Officer of the Company since September 2015. Prior to that time, Mr. Swidler was a Managing Director and Head of the Financial Institutions Investment Banking Group at Bank of America Merrill Lynch (“Merrill Lynch”) from April 2014 to August 2015. Prior to that time, Mr. Swidler held a variety of positions at Merrill Lynch and its predecessors since 1997, most recently as Managing Director and Head of Specialty Finance from April 2009 to April 2014. Prior to joining Merrill Lynch, Mr. Swidler was an associate at the law firm of Wachtell, Lipton, Rosen & Katz.
The Company issued a press release announcing these and other leadership changes, a copy of which is filed as Exhibit 99.1 hereto.
Once compensation arrangements for Ms. Dubey and Mr. Swidler have been finally determined, the Company will file an amendment to this report within four business days.
Advisory Agreement
On January 29, 2020, the Company entered into an advisory agreement with Ms. Ginsberg, effective upon her separation from the Company, pursuant to which she will advise the Company on matters relating to its business, strategy and operations. The term of the Advisory Agreement will end on February 28, 2021. Pursuant to the agreement, Ms. Ginsberg is bound by covenants not to compete with the Company or solicit the Company’s employees during the term of the agreement and for 12 months thereafter. In addition, Ms. Ginsberg has agreed not to use or disclose any confidential information of the Company or its affiliates and to be bound by customary covenants relating to proprietary rights and the related assignment of such rights. Pursuant to their terms, Ms. Ginsberg’s restricted stock units will continue to vest, and her stock options will remain exercisable and continue to vest, as applicable, as long as she continues to perform services for the Company. The above summary is qualified in its entirety by reference to Ms. Ginsberg’s advisory agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
10.1	Advisory Agreement between Amanda W. Ginsberg and Match Group, Inc., dated January 29, 2020
99.1	Press Release of Match Group, Inc., dated January 28, 2020
104	Inline XBRL for the cover page of this Current Report on Form 8-K

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

By:	/s/ Jared F. Sine
Jared F. Sine
Chief Legal Officer and Secretary

Date: January 31, 2020